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                                                                 Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (File No. 333-84258) and related Prospectus of Toys "R" Us, Inc., incorporated by reference in the Registration Statement (Form S-3) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to the incorporation by reference therein of our report dated March 14, 2002, with respect to the consolidated financial statements of Toys "R" Us, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended February 2, 2002, filed with the Securities and Exchange Commission.

                                                           /s/Ernst & Young LLP

New York, New York
May 21, 2002